Exhibit 99.1

BankAtlantic Bancorp Reports Financial Results

For the Fourth Quarter and Full Year, 2010

FORT LAUDERDALE, Florida – February 11, 2011 — BankAtlantic Bancorp, Inc. (NYSE: BBX) today reported financial results for the fourth quarter and full year ending December 31, 2010.

Fourth Quarter 2010

BankAtlantic Bancorp, Inc. (the “Company”) today reported a net loss from continuing operations of ($48.1) million, or ($0.77) per diluted share, for the quarter ended December 31, 2010, compared to a net loss from continuing operations of ($52.5) million, or ($1.06) per diluted share, for the quarter ended December 31, 2009.

Full Year 2010

BankAtlantic Bancorp reported a net loss from continuing operations of ($145.0) million, or ($2.61) per diluted share, for the year ended December 31, 2010, compared to a net loss from continuing operations of ($189.5) million, or ($7.99) per diluted share, for the year ended December 31, 2009.

BankAtlantic Bancorp’s Chairman and Chief Executive Officer, Alan B. Levan, commented, “As the effects of the recession wind down, I want to take the opportunity to reflect on the strategies we articulated in the latter half of 2007 and our positioning over the last three and a half years. Let me make it clear – we do not believe we are out of the woods yet; however, we are optimistic that 2011 will be a building year and that in 2012, we will enjoy the benefits of a rebounding economy and an infrastructure prepared to take advantage of a return to normalcy.

Highlights of the BankAtlantic Operating Segment

“In 2007, BankAtlantic was among the first in the country to recognize cracks in the real estate economy and the potential havoc it could create. At that time, we disclosed both internally and externally that our focus would be on Capital, Credit and Core Earnings. We never imagined just how challenging and difficult the last three and a half years would be. Obviously, the most important thing about a recession is to survive it in order to benefit from the recovery.

While the period from the third quarter 2007 through year end 2010 has been extremely difficult, BankAtlantic’s accomplishments should not be overlooked when comparing year end 2007 to year end 2010:

•

Tier 1/Core Capital ratios remained stable from 6.94% at December 31, 2007 to 6.22% at December 31, 2010. At no time did our capital ratios fall below defined regulatory “well capitalized” levels. The previously announced Tampa branch sale (anticipated to close in June 2011, subject to regulatory approvals and customary conditions), is estimated to add over 130 basis points to our regulatory capital ratios.

•	Core earnings (1) held firm from $51 million for the full year 2007 to $47 million for the full year 2010. We expect that significant efficiencies will be kicking in during 2011.

•	Core deposits (2) increased from $2.3 billion at December 31, 2007 to $2.8 billion at December 31, 2010.

•	Total cost of deposits decreased from 2.15% in the fourth quarter of 2007 to 0.47% in the fourth quarter of 2010.

•	Brokered deposits have never been a core funding source, totaling $14.7 million or 0.2% of total assets at December 31, 2007 and $14.1 million or 0.3% of total assets at December 31, 2010.

•	Net interest margin was 3.62% for the year ended December 31, 2007 and 3.55% for the year ended December 31, 2010.

•

Available liquidity, which includes cash, free securities and unused Federal Funds and/or FHLB borrowing capacity, increased from 35.9% of deposits at December 31, 2007 to 37.7% at December 31, 2010. Cash and free securities balances increased from 12.7% of deposits at December 31, 2007 to 22.0% of deposits at December 31, 2010.

(1)

Pre-tax core operating earnings is a non-GAAP measure that we use to refer to pre-tax earnings before provision for loan losses, tax certificate provisions, debt redemption costs, gains/losses on sales of real estate, and impairments, restructuring and exit activities. A reconciliation of loss from bank operations before income taxes to pre-tax core operating earnings is included in BankAtlantic Bancorp’s Fourth Quarter and Full Year, 2010 Supplemental Financials available at www.BankAtlanticBancorp.com. To view the financial data, access the “Investor Relations” section and click on the “Quarterly Financials or Supplemental Financials” navigation links.

(2)

Core deposits is a term that we use to refer to Demand, NOW and Savings accounts. A reconciliation of core deposits to total deposits is included in BankAtlantic Bancorp’s Fourth Quarter and Full Year, 2010 Supplemental Financials available at www.BankAtlanticBancorp.com. To view the financial data, access the “Investor Relations” section and click on the “Quarterly Financials or Supplemental Financials” navigation links.

•

Leverage decreased from $1.6 billion at December 31, 2007 to $226 million at December 31, 2010. The ratio of borrowings as a percentage of total borrowings and deposits declined from 28.7% at December 31, 2007 to only 5.5% at December 31, 2010.

•	Non-interest expense decreased from $314 million at December 31, 2007 to $236 million at December 31, 2010.

•	Employee count decreased from 2,569 at December 31, 2007 to 1,363 at December 31, 2010.

•	The allowance for loan losses to total loans increased from 2.04% at December 31, 2007 to 5.08% at December 31, 2010.

•	During 2010, BankAtlantic was rated as having the “Highest in Customer Satisfaction in Florida for Retail Banking” based on the J.D. Power and Associates 2010 Retail Banking Satisfaction Study™.

“As we have previously discussed, we believe that the fall of 2010 was a turning point for BankAtlantic. While both the current quarter and the full year 2010 results continue to reflect losses associated with our real estate related loan portfolios as the Florida economy has continued to suffer, we are confident that our focus on our three core initiatives and additional directives will serve us well, and position us to be a stronger, leaner, more profitable company.

Supplemental graphs for BankAtlantic (bank only) are provided as a means to illustrate many of the metrics described above. To view the supplemental graphs, please visit our website at www.BankAtlanticBancorp.com, access the “Investor Relations” section and click on the “Supplemental Graphs” navigation link or visit http://www.snl.com/interactive/lookandfeel/101666/BBX_fin_supp.pdf.

Additional detailed financial data for BankAtlantic (bank only), the Parent- BankAtlantic Bancorp, and consolidated BankAtlantic Bancorp are available at www.BankAtlanticBancorp.com. To view the financial data, access the “Investor Relations” section and click on the “Quarterly Financials or Supplemental Financials” navigation links.

BANKATLANTIC PERFORMANCE

CAPITAL:

“Despite the reported losses and the challenges of the recession, our capital ratios have remained relatively stable over the last four years. We have achieved this, in spite of over $450 million in losses, through a variety of strategies including capital raises, core earnings focus, and the reduction and sale of assets. At December 31, 2010, BankAtlantic’s capital ratios were: Tier 1/Core capital of 6.22%, Tier 1 risk-based capital of 9.84%, and Total risk-based capital of 11.90%.

Our historical Capital Ratios at BankAtlantic were:

	12/2006	12/2007	12/2008	12/2009
Tier 1/Core	7.55%	6.94%	6.80%	7.58%
Tier 1 Risk-Based	10.50%	9.85%	9.80%	10.63%
Total Risk-Based	12.08%	11.63%	11.63%	12.56%

“In addition, we anticipate recording a net gain on the Tampa branch sale transaction which, combined with the reduction in assets from the sale and based on current deposit levels and financial statements, is estimated to add over 130 basis points to our regulatory capital ratios.

CREDIT:

“While no section of the country has been immune to the effect of the recession, Florida has been especially hard hit as real estate values declined significantly and unemployment levels rose. However, when we compare 2010 to 2009, we are encouraged with recent credit trends and we continue to believe that we may have seen the peak of our impairments, provisions and delinquencies.

•	“Delinquencies excluding non-accrual loans were 1.20% of loans at December 31, 2010 as compared to 1.91% at December 31, 2009.

•	“BankAtlantic’s allowance for loan losses was $161.3 million at December 31, 2010. The allowance coverage to total loans increased to 5.08% at December 31, 2010 compared to 4.53% at December 31, 2009.

•

“The provision for loan losses in the fourth quarter of 2010 was $40.1 million compared to $82.5 million in the fourth quarter of 2009. For the full year 2010, the provision for loan losses was $138.8 million compared to $214.2 million for the full year 2009.

•

“The provision for loan losses in the fourth quarter of 2010 assigned to each loan portfolio is as follows: Commercial Real Estate- $26.5 million provision; Consumer- $0.3 million provision; Small Business- $2.9 million provision; Residential Real Estate- $6.0 million provision; and Commercial Business- $1.6 million provision.

•

“Net charge-offs were $57.7 million in the fourth quarter of 2010, compared to $74.9 million in the fourth quarter of 2009. Fourth quarter 2010 net charge-offs reflected lower to relatively unchanged net charge-offs in all categories as compared to the prior year’s quarter, and in all categories except Commercial Real Estate as compared to the third quarter of 2010. Net charge-offs were $148.2 million for the full year 2010, down from $166.2 million for the full year 2009.

•

“Total non-accrual loans were $371.0 million at December 31, 2010, reflecting a decrease of $33.1 million as compared to the third quarter of 2010, and an increase of $84.8 million as compared to December 31, 2009. Included in this number at December 31, 2010 is approximately $113.3 million of commercial real estate and commercial business non-accrual loans that continued to be current and paying under the terms of their loan agreements.

•	“Total nonperforming assets were $438.9 million at December 31, 2010, reflecting a decrease of $25.9 million from the third quarter of 2010, and an increase of $114.7 million from December 31, 2009.

CORE EARNINGS:

Results of Operations – “BankAtlantic’s net loss was ($43.5) million for the fourth quarter of 2010, compared to a net loss of ($48.6) million for the fourth quarter of 2009. Pretax core operating earnings for the fourth quarter of 2010 were $8.4 million, compared to $10.4 million for the fourth quarter of 2009. Loan loss and tax certificate provisions, debt redemption costs, loss on real estate sold and impairment, restructuring and exit activity expenses, which are not included in pre-tax core operating earnings, were ($51.8) million for the fourth quarter of 2010, and ($90.8) million for the fourth quarter of 2009.

“For the full year 2010, BankAtlantic’s net loss was ($118.2) million, compared to a net loss of ($148.7) million for the full year of 2009. Pretax core operating earnings for the full year of 2010 were $47.1 million, compared to $69.2 million for the full year 2009. For the year ended December 31, 2010, loan loss and tax certificate provisions, debt redemption costs, loss on real estate sold and impairment, restructuring and exit activity expenses, which are not included in pre-tax core operating earnings, were ($165.1) million compared to ($249.6) million for the year ended December 31, 2009. The individual components of earnings are described more fully below.

Deposits and Borrowings – BankAtlantic’s Chief Executive Officer, Jarett S. Levan, commented, “BankAtlantic’s ‘Core’ and total deposits at December 31, 2010 were $2.8 billion and $3.9 billion, respectively.

•	“During the fourth quarter of 2010:

•	Core deposits increased $75.8 million.

•	Total deposits increased by $55.4 million, reflecting primarily the increased core deposits and increased public funds balances.

•	“For the full year 2010:

•	Core deposits increased approximately $198.2 million.

•	Total deposits decreased approximately $76.7 million as the net declines in non-core accounts (primarily higher-cost CDs) offset the growth in core deposits.

“In addition, the average cost of core deposits and total deposits for the fourth quarter of 2010 was 0.25% and 0.46%, respectively; brokered deposit balances represented 0.3% of assets; and non-CD balances represented approximately 83% of total deposits.

Net Interest Income and Margin – “Net interest income for the fourth quarter of 2010 was $35.8 million compared to $40.0 million for the fourth quarter of 2009. Net interest income for the full year 2010 was $151.3 million compared to $163.3 million for the full year 2009. The reduction in both the current quarter and full year net interest income as compared to the comparative prior year periods reflected the impact of decreases in earning assets, increases in lower-yielding investments and net increases in nonperforming assets.

•	“Net interest margin during the fourth quarter of 2010 was 3.40% as compared to 3.53% during the fourth quarter of 2009.

•	“Net interest spread during the fourth quarter of 2010 was 3.24% as compared to 3.27% during the fourth quarter of 2009.

•	“Average balance sheet activity impacting net interest income included:

•	“Average earning assets declined by $325.0 million from the fourth quarter 2009 to the fourth quarter 2010, due primarily to routine asset paydowns and net charge-offs.

•

“Average invested excess cash of $263.9 million during the fourth quarter of 2010 earned an average yield of 25 basis points. This compares to $113.4 million in average invested cash during the fourth quarter of 2009 earning a similar yield.

•	“Nonperforming assets increased by $114.7 million from December 31, 2009 to December 31, 2010.

Non-interest income – “Total non-interest income for the fourth quarter of 2010 was $24.2 million, down from $28.2 million for the fourth quarter of 2009. The decrease in the current quarter primarily reflects declines in service charges relating to customer non-sufficient funds activity, versus the comparable quarter of 2009.

“Total non-interest income for the full year 2010 was $105.8 million compared to $129.3 million for the full year 2009. The decline in the full year non-interest income included $15.9 million in reduced service charges on deposits, as well as $8.3 million in lower securities gains.

Non-interest expense – “Total non-interest expenses were $63.3 million in the fourth quarter of 2010 compared to $66.0 million in the fourth quarter of 2009. Core expenses (3) were $51.6 million in the fourth quarter of 2010, compared to core expenses of $57.7 million in the fourth quarter of 2009, reflecting a $6.2 million decrease in employee compensation and benefits and a $1.3 million decrease in occupancy and equipment expense. These expense reductions were partially offset by a $1.1 million increase in professional fees primarily related to legal costs.

“Total non-interest expense in 2010 was $236.3 million compared to $258.8 million in 2009. Core expenses (3) were $210.0 million for the full year 2010, compared to core expenses of $223.4 for the full year 2009, reflecting a $12.1 million decrease in employee compensation and benefits, a $5.0 million decrease in occupancy and equipment expense and a $1.8 million decrease in check losses. These expense reductions were partially offset by a $4.8 million increase in professional fees primarily related to legal costs.

(3)

Core expense is a non-GAAP measure that we use to refer to total non-interest expenses excluding tax certificate provisions, debt redemption costs, gains/losses on sales of real estate, impairments, restructuring and exit activities. A reconciliation of total expense to core expense is included in BankAtlantic Bancorp’s Fourth Quarter and Full Year, 2010 Supplemental Financials available at www.BankAtlanticBancorp.com. To view the financial data, access the “Investor Relations” section and click on the “Quarterly Financials or Supplemental Financials” navigation links.

“Expenses not included in ‘core expenses’ consisted of the following:

•	“Impairment, restructuring and exit charges were $10.2 million in the fourth quarter of 2010, versus $7.7 million in the fourth quarter of 2009. The charges in the fourth quarter of 2010 included:

•	Charges totaling $5.0 million related to write-downs of real estate owned.

•	Charges totaling $3.4 million related to lease termination costs and real estate impairments associated with stores held-for-sale.

•

A $1.9 million severance charge related to a reduction in force during the fourth quarter of 2010. The anticipated annual expense reduction in compensation and benefits resulting from this reduction in force is estimated at $7.0 million.

•	“Tax certificate provision of $0.8 million in the fourth quarter of 2010, versus $0.7 million in the fourth quarter of 2009.

•	“Loss on sale of real estate of $0.7 million in the fourth quarter of 2010, versus a gain of $0.1 million in the fourth quarter of 2009.

“Total non-interest expense in 2010 was $236.3 million compared to $258.8 million in 2009.

•

“Core expenses for the full year 2010 were $210.0 million compared to $223.4 million in 2009, reflecting an improvement of $13.4 million, or 6.0%. The year-over-year core expense improvement included decreases during 2010 of $12.1 million in employee compensation and benefits; $5.0 million in occupancy and equipment expense and $1.8 million in check losses (related to the decline in deposit service charges discussed above); and $2.4 million in FDIC special assessments in 2009. These improvements were partially offset by a $4.8 million increase in professional fees, primarily reflecting higher legal costs.

Tampa Branch Sale

“As previously announced on January 31, 2011, BankAtlantic has entered into an agreement for the sale of its Tampa – St. Petersburg franchise to PNC Bank, N.A., a part of The PNC Financial Services Group Inc. Under the agreement, BankAtlantic has agreed to sell its 19 branches and 2 related facilities in the Tampa – St. Petersburg area and the associated deposits

(approximately $350 million), to PNC. PNC has agreed to pay a premium for the deposits assumed by PNC in the transaction plus the net book value of the acquired real estate and fixed assets associated with the branches and facilities. This transaction, which is subject to regulatory approvals and other customary terms and conditions, is anticipated to close during June 2011, at which point we anticipate recording a net gain on this transaction of between $34 million and $35 million (based on current deposit levels). The sale of the Tampa locations will allow BankAtlantic to focus its efforts on its primary footprint, consisting of 79 branches, in Southeast Florida.

Regulatory Matters

“The regulatory environment is challenging and based upon our reported losses and level of nonperforming assets, we expect that we may be required to increase our capital ratios and may be subject to additional operating requirements and restrictions.”

BANKATLANTIC BANCORP (Parent Company level):

Alan B. Levan further commented, “BankAtlantic Bancorp’s net loss at the parent only level was ($4.6) million for the fourth quarter of 2010, compared to a net loss of ($3.8) million for the fourth quarter of 2009. The fourth quarter 2010 included a net provision for loan losses of $0.5 million compared to a net recovery of $(1.2) million in the fourth quarter of 2009. Additionally, the net loss in the fourth quarter of 2009 included a $1.3 million gain on securities sales. For the full year, the net loss at the parent only level was ($26.8) million compared to a net loss of ($40.8) million for the full year 2009 due primarily to $12.9 million in lower loan provisions.

“As announced in the first quarter of 2009, we continue to defer the regularly scheduled interest payments on the outstanding junior subordinated debentures relating to all of our TruPS, which is permitted under the terms of the securities for up to another 12 consecutive quarterly periods.

Asset Workout Subsidiary – “The loans and real estate owned held by the holding company workout subsidiary at December 31, 2010 included real estate owned of $10.2 million, performing loans of $2.8 million and non-accrual loans of $14.5 million. Charge-offs of $34.7 million have been taken on these non-accrual loans, and $0.8 million in specific reserves are currently maintained related to these loans.

Litigation – “As previously reported, the Company and certain of its directors and executive officers were defendants in a shareholder class action lawsuit brought in the United States District Court for the Southern District of Florida, and on November 18, 2010, the jury in the lawsuit returned a verdict awarding $2.41 per share to shareholders who purchased shares of the Company’s Class A Common Stock during the period of April 26, 2007 to October 26, 2007 and retained those shares until the end of the period. The jury was not asked to and did not determine a total damage award to the class as a whole. Further, the Judge has indicated that if the post-trial motions to set aside the verdict are denied, the issues will be certified to the 11th Circuit Court of Appeals before any judgment is entered or claims commenced. The motions to set aside the verdict along with related motions have been submitted and are currently being considered by the Court. While there is no certainty, the Company, based on the advice of counsel, currently believes a loss is not probable. Accordingly, there is no related liability currently recorded on BankAtlantic Bancorp’s financial statements as of December 31, 2010. As facts and circumstances relating to this lawsuit develop further, we will continue to review and take any accruals as appropriate.”

- - -

Additional detailed financial data for BankAtlantic (bank only), the Parent- BankAtlantic Bancorp, and consolidated BankAtlantic Bancorp are available at www.BankAtlanticBancorp.com

To view the financial data, access the “Investor Relations” section and click on the “Quarterly Financials or Supplemental Financials” navigation links. Additionally, BankAtlantic’s financial information is provided quarterly to the OTS through Thrift Financial Reports, available to the public through the OTS and FDIC websites.

Additionally, copies of BankAtlantic Bancorp’s fourth quarter and full year, 2010 financial results press release and financial data are available upon request via fax, email, or postal service mail. To request a copy, contact BankAtlantic Bancorp’s Investor Relations department using the contact information listed below.

About BankAtlantic Bancorp:

BankAtlantic Bancorp (NYSE: BBX) is a bank holding company and the parent company of BankAtlantic.

About BankAtlantic:

BankAtlantic, Florida’s Most Convenient Bank, is one of the largest financial institutions headquartered in Florida. BankAtlantic was rated as having the “Highest in Customer Satisfaction in Florida for Retail Banking” based on the J.D. Power and Associates 2010 Retail Banking Satisfaction Study™. Via its broad network of community branches and conveniently located ATMs, BankAtlantic provides a full line of personal, small business and commercial banking products and services. BankAtlantic is open 7 days a week and offers extended weekday hours, Online Banking & Bill Pay, a 7-Day Customer Service Center, Change Exchange coin counters, as well as retail and business checking accounts. Member FDIC.

For further information, please visit our websites:

www.BankAtlanticBancorp.com

www.BankAtlantic.com

To receive future BankAtlantic Bancorp news releases or announcements directly via Email, please click on the Email Broadcast Sign Up button on our website: www.BankAtlanticBancorp.com.

BankAtlantic Bancorp Contact Info:

Leo Hinkley, Investor and Media Relations Officer

Telephone: (954) 940-5300

Email: InvestorRelations@BankAtlanticBancorp.com

BankAtlantic, “Florida’s Most Convenient Bank,” Contact Info:

Media Relations:

Sharon Lyn, Vice President

Telephone: 954-940-6383, Fax: 954-940-5320

Email: CorpComm@BankAtlanticBancorp.com

# # #

Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of BankAtlantic Bancorp, Inc. (“the Company”) and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products and services, including the impact of the changing regulatory environment, a continued or deepening recession, continued decreases in real estate values, and increased unemployment or sustained high unemployment rates on our business generally, our regulatory capital ratios, the ability of our borrowers to service their obligations and of our customers to maintain account balances and the value of collateral securing our loans; credit risks and loan losses, and the related sufficiency of the allowance for loan losses, including the impact on the credit quality of our loans (including those held in the asset workout subsidiary of the Company) of a sustained downturn in the economy and in the real estate market and other changes in the real estate markets in our trade area, and where our collateral is located; the quality of our real estate based loans including our residential land acquisition and development loans (including Builder land bank loans, Land acquisition and development loans and Land acquisition, development and construction loans) as well as Commercial land loans, other Commercial real estate loans, Residential loans and Consumer loans, and conditions specifically in those market sectors; the quality of our Commercial business loans and conditions specifically in that market sector; the risks of additional charge-offs, impairments and required increases in our allowance for loan losses especially if the economy and real estate markets in Florida do not improve; the impact of regulatory proceedings and litigation regarding overdraft fees; that we may not be able to comply with regulatory mandates or additional regulatory requirements; our activities may be subject to regulatory restrictions which may materially impact our business and prospects; that the securities class action litigation verdict may not be overturned, the uncertain impact of legal proceedings on our financial condition or operations, changes in interest rates and the effects of, and changes in, trade, monetary and fiscal policies and laws including their impact on the bank’s net interest margin; adverse conditions in the stock market, the public debt market and other financial and credit markets and the impact of such conditions on our activities, the value of our assets and on the ability of our borrowers to service their debt obligations and maintain account balances; the sale of our Tampa operations may not be completed as announced or at all and may not have the positive financial impact currently anticipated; our expense reduction initiatives may not be successful and additional cost savings may not be achieved; we may raise additional capital and such capital may be highly dilutive to BankAtlantic Bancorp’s shareholders or may not be available; and the risks associated with the impact of periodic valuation testing of goodwill, deferred tax assets and other assets. Past performance and perceived trends may not be indicative of future results. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. The Company cautions that the foregoing factors are not exclusive. Furthermore, BankAtlantic received the highest numerical score among retail banks in Florida in the proprietary J.D. Power and Associates 2010 Retail Banking Satisfaction StudySM. Study based on 47,673 total responses measuring 9 providers in Florida and measures opinions of consumers with their primary banking provider. Proprietary study results are based on experiences and perceptions of consumers surveyed in January 2010. Your experiences may vary. Visit jdpower.com.

BankAtlantic Bancorp, Inc. and Subsidiaries

Summary of Selected Financial Data (unaudited)

		For the Three Months Ended					For the Years Ended
		12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009	12/31/2010	12/31/2009

Earnings (in thousands):
Net loss from continuing operations		$(48,056)	(25,184)	(51,250)	(20,521)	(52,464)	(145,011)	(189,520)
Net loss		$(48,556)	(25,184)	(51,250)	(20,521)	(52,464)	(145,511)	(185,819)
Net loss attributable to BankAtlantic Bancorp		$(48,815)	(25,409)	(51,489)	(20,729)	(52,464)	(146,442)	(185,819)
Pre-tax core operating earnings - Non-GAAP	(note 1)	$4,269	7,871	3,927	11,103	5,379	27,170	46,813

Average Common Shares Outstanding (in thousands):
Basic		62,571	60,784	50,679	49,335	49,335	55,835	23,718
Diluted		62,571	60,784	50,679	49,335	49,335	55,835	23,718

Key Performance Ratios
Basic and diluted loss per share from continuing operations	(note 2)	$(0.77)	(0.42)	(1.02)	(0.42)	(1.06)	(2.61)	(7.99)
Basic and diluted loss per share	(note 2)	$(0.78)	(0.42)	(1.02)	(0.42)	(1.06)	(2.62)	(7.83)

Return on average tangible assets from continuing operations	(note 3)%	(4.26)	(2.22)	(4.46)	(1.74)	(4.30)	(3.16)	(3.61)
Return on average tangible equity from continuing operations	(note 3)%	(373.78)	(138.75)	(193.89)	(64.56)	(110.64)	(163.00)	(99.00)

Average Balance Sheet Data (in millions):
Assets		$4,530	4,548	4,616	4,744	4,894	4,609	5,263
Tangible assets - Non-GAAP	(note 3)	$4,515	4,533	4,600	4,728	4,878	4,594	5,245
Loans, gross		$3,360	3,513	3,627	3,799	3,991	3,573	4,214
Investments		$883	748	648	604	610	722	679
Deposits and escrows		$3,900	3,931	4,080	4,013	3,988	3,981	4,027
Equity		$63	85	118	142	201	102	205
Tangible equity - Non-GAAP	(note 3)	$51	73	106	127	190	89	191

Period End ($ in thousands)
Total loans, net		$3,018,179	3,239,542	3,387,725	3,515,542	3,694,326
Total assets		$4,509,433	4,527,736	4,655,600	4,748,201	4,815,617
Total equity		$14,744	64,082	77,466	119,611	141,571
Class A common shares outstanding		61,595,321	61,595,321	52,946,126	48,245,042	48,245,042
Class B common shares outstanding		975,225	975,225	975,225	975,225	975,225
Book value per share		$0.24	1.02	1.44	2.43	2.88
Tangible book value per share - Non-GAAP	(note 4)	$0.06	0.84	1.20	2.20	2.59
High stock price for the quarter		$1.59	1.85	3.28	3.24	2.96
Low stock price for the quarter		$0.60	0.75	1.35	1.14	1.20
Closing stock price		$1.15	0.80	1.40	1.77	1.30

Notes:

(1)	Pre-tax core operating earnings excludes provision for loan losses, cost associated with debt redemption, provision for tax certificates, FDIC special assessment, gains/losses on sales of real estate and impairments, restructuring and exit activities. Pre-tax core operating earnings is a non-GAAP measure.

See page 7 for a reconciliation of non-GAAP measures to GAAP financial measures.

(2)	Diluted and basic loss per share are the same for all periods presented.
(3)	Average tangible assets is defined as average total assets less average goodwill and core deposit intangibles.

Average tangible equity is defined as average total equity less average goodwill, core deposit intangibles and other comprehensive income. Average tangible assets and average tangible equity are non-GAAP measures. See page 7 for a reconciliation of non-GAAP measures to GAAP financial measures.

(4)	Tangible book value per share is defined as equity less accumulated other comprehensive loss, goodwill and core deposit intangibles divided by the number of common shares outstanding. Tangible book value per share is a non-GAAP measure.

See page 7 for a reconciliation of non-GAAP measures to GAAP financial measures.

BankAtlantic Bancorp, Inc. and Subsidiaries

Consolidated Statements of Financial Condition (unaudited)

(in thousands)	December 31, 2010	December 31, 2009
ASSETS
Cash and due from depository institutions	$98,430	108,946
Interest bearing deposits at federal reserve and other banks	455,038	125,851
Securities available for sale and derivatives (at fair value)	424,391	320,327
Investment securities (approximate fair value: $1,500 and $1,500)	1,500	1,500
Tax certificates, net of allowance of $8,811 and $6,781	89,789	110,991
Loans receivable, net of allowance for loan losses of $162,139 and $187,218	3,018,179	3,689,779
Loans held for sale (at lower of cost or fair value)	29,765	4,547
Federal Home Loan Bank stock, at cost which approximates fair value	43,557	48,751
Real estate held for development and sale	5,436	13,694
Real estate owned	74,488	46,477
Office properties and equipment, net	151,414	201,686
Goodwill and other intangible assets	14,569	15,817
Assets held for sale	37,334	—
Other assets	65,543	127,251

Total assets	$4,509,433	4,815,617

LIABILITIES AND EQUITY
Liabilities:
Deposits
Demand	$792,260	827,580
Savings	418,304	412,360
NOW	1,370,568	1,409,138
Money market	354,282	360,043
Certificates of deposit	616,454	960,559
Deposits held for sale	341,146	—

Total deposits	3,893,014	3,969,680
Advances from FHLB	170,000	282,012
Securities sold under agreements to repurchase	21,524	24,468
Federal funds purchased and other short term borrowings	1,240	2,803
Subordinated debentures and bonds payable	22,000	22,697
Junior subordinated debentures	322,385	308,334
Liabilities held for sale	87	—
Other liabilities	64,439	64,052

Total liabilities	4,494,689	4,674,046

Equity:
Common stock	626	493
Additional paid-in capital	317,362	296,438
Accumulated deficit	(299,875)	(153,434)
Accumulated other comprehensive loss	(3,827)	(1,926)

Total BankAtlantic Bancorp stockholders’ equity	14,286	141,571
Noncontrolling interests	458	—

Total equity	14,744	141,571

Total liabilities and equity	$4,509,433	4,815,617

BankAtlantic Bancorp, Inc. and Subsidiaries

Consolidated Statements of Operations (unaudited)

	For the Three Months Ended					For the Years Ended
(in thousands)	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009	12/31/2010	12/31/2009

INTEREST INCOME:
Interest and fees on loans	$36,106	38,356	39,898	41,634	43,056	155,994	185,509
Interest on securities available for sale	2,815	2,847	2,714	3,645	3,889	12,021	23,542
Interest on tax certificates	1,544	2,837	514	2,356	2,975	7,251	14,022
Interest and dividends on investments	299	367	223	153	136	1,042	520

Total interest income	40,764	44,407	43,349	47,788	50,056	176,308	223,593

INTEREST EXPENSE:
Interest on deposits	4,556	4,877	6,021	7,057	7,950	22,511	41,884
Interest on advances from FHLB	144	106	1	958	1,783	1,209	16,523
Interest on short-term borrowed funds	7	8	7	8	9	30	209
Interest on long-term debt	4,007	4,107	3,891	3,791	3,824	15,796	16,615

Total interest expense	8,714	9,098	9,920	11,814	13,566	39,546	75,231

NET INTEREST INCOME	32,050	35,309	33,429	35,974	36,490	136,762	148,362
Provision for loan losses	40,643	24,410	48,553	30,755	81,301	144,361	232,658

NET INTEREST INCOME AFTER PROVISION	(8,593)	10,899	(15,124)	5,219	(44,811)	(7,599)	(84,296)

NON-INTEREST INCOME:
Service charges on deposits	14,080	15,214	15,502	15,048	17,940	59,844	75,739
Other service charges and fees	7,528	7,495	7,739	7,378	7,103	30,140	29,542
Securities activities, net	(34)	(552)	312	3,138	1,273	2,864	11,180
Other	3,091	5,204	2,970	2,900	3,267	14,165	13,360

Total non-interest income	24,665	27,361	26,523	28,464	29,583	107,013	129,821

NON-INTEREST EXPENSE:
Employee compensation and benefits	19,868	23,549	25,155	25,378	28,628	93,950	108,245
Occupancy and equipment	12,999	13,263	13,745	13,582	14,270	53,589	58,576
Advertising and business promotion	2,389	2,026	2,239	1,944	2,286	8,598	8,646
Professional fees	6,518	6,209	4,824	2,887	5,138	20,438	14,629
Check losses	705	763	521	432	1,207	2,421	4,188
Supplies and postage	1,052	983	921	998	1,135	3,954	4,173
Telecommunication	635	702	662	534	844	2,533	2,481
Cost associated with debt redemption	—	—	53	7	—	60	7,463
Provision for tax certificates	800	885	2,134	733	686	4,552	3,388
(Gain) loss on sale of real estate	663	(442)	1,490	(104)	(122)	1,607	(342)
Impairment, restructuring and exit activities	10,219	8,165	2,947	143	7,700	21,474	22,457
FDIC special assessment	—	—	—	—	—	—	2,428
Other	8,280	7,304	7,958	7,580	7,186	31,122	30,432

Total non-interest expense	64,128	63,407	62,649	54,114	68,958	244,298	266,764

Loss from continuing operations before income taxes	(48,056)	(25,147)	(51,250)	(20,431)	(84,186)	(144,884)	(221,239)
Provision (benefit) for income taxes	—	37	—	90	(31,722)	127	(31,719)

Loss from continuing operations	(48,056)	(25,184)	(51,250)	(20,521)	(52,464)	(145,011)	(189,520)
Discontinued operations	(500)	—	—	—	—	(500)	3,701

Net loss	(48,556)	(25,184)	(51,250)	(20,521)	(52,464)	(145,511)	(185,819)
Less: net income attributable to noncontrolling interest	(259)	(225)	(239)	(208)	—	(931)	—

Net loss attributable to BankAtlantic Bancorp	$(48,815)	(25,409)	(51,489)	(20,729)	(52,464)	(146,442)	(185,819)

BankAtlantic Bancorp, Inc. and Subsidiaries

Consolidated Average Balance Sheet (unaudited)

		For the Three Months Ended
(in thousands except percentages and per share data)		12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009

Loans:
Residential real estate		$1,270,095	1,356,748	1,433,322	1,513,302	1,600,027
Commercial real estate		1,010,148	1,061,918	1,079,760	1,148,435	1,228,250
Consumer		635,564	653,631	670,173	688,173	700,254
Commercial business		139,485	133,841	135,689	139,843	150,467
Small business		304,406	306,927	308,254	309,549	312,485

Total Loans		3,359,698	3,513,065	3,627,198	3,799,302	3,991,483
Investments		882,974	748,299	648,462	603,874	609,946

Total interest earning assets		4,242,672	4,261,364	4,275,660	4,403,176	4,601,429
Goodwill and core deposit intangibles		14,718	15,028	15,353	15,652	15,973
Other non-interest earning assets		272,805	271,950	324,727	324,910	276,438

Total assets		$4,530,195	4,548,342	4,615,740	4,743,738	4,893,840

Tangible assets - Non-GAAP	(note 3)	$4,515,477	4,533,314	4,600,387	4,728,086	4,877,867

Deposits:
Demand deposits		$924,035	907,294	916,131	864,413	844,052
Savings		448,942	444,981	445,686	425,235	421,032
NOW		1,476,258	1,484,558	1,525,475	1,467,103	1,312,073
Money market		406,781	404,406	386,712	360,470	372,081
Certificates of deposit		644,124	689,664	805,656	896,074	1,038,920

Total deposits		3,900,140	3,930,903	4,079,660	4,013,295	3,988,158
Short-term borrowed funds		18,099	26,187	25,528	26,332	30,812
FHLB advances		149,130	106,685	1,264	173,011	282,015
Long-term debt		341,409	340,230	334,507	331,403	328,222

Total borrowings		508,638	473,102	361,299	530,746	641,049
Other liabilities		58,015	59,207	57,152	57,755	63,979

Total liabilities		4,466,793	4,463,212	4,498,111	4,601,796	4,693,186

Equity		63,402	85,130	117,629	141,942	200,654

Total liabilities and equity		$4,530,195	4,548,342	4,615,740	4,743,738	4,893,840

Other comprehensive loss in equity		(2,743)	(2,499)	(3,454)	(846)	(4,999)

Tangible equity - Non-GAAP	(note 3)	$51,427	72,601	105,730	127,136	189,680

Net Interest Margin		3.03%	3.32%	3.13%	3.33%	3.26%

Consolidated BankAtlantic Bancorp, Inc. and Subsidiaries

Nonperforming Assets and Credit Quality Statistics

(in thousands)	As of
	12/31/2010		9/30/2010	6/30/2010	3/31/2010	12/31/2009
Nonaccrual loans:
BankAtlantic		$370,959	404,087	362,126	301,365	286,120
Parent- Work out Sub		14,508	19,916	24,358	35,326	44,897

Consolidated nonaccrual loans		$385,467	424,003	386,484	336,691	331,017

Quarter-to-Date Net Charge-offs:
BankAtlantic		$(57,688)	(21,887)	(32,547)	(36,074)	(74,910)
Parent- Work out Sub		(3,741)	(4,438)	(5,741)	(4,302)	(3,836)

Consolidated charge-offs		$(61,429)	(26,325)	(38,288)	(40,376)	(78,746)

Quarter-to-date Loan Provision:
BankAtlantic		$40,144	23,012	43,634	32,034	82,523
Parent- Work out Sub		498	1,398	4,919	(1,279)	(1,222)

Consolidated loan provision		$40,642	24,410	48,553	30,755	81,301

Allowance for Loan Loss:
BankAtlantic		$161,309	181,760	180,635	169,548	173,588
Parent- Work out Sub		830	4,187	7,227	8,049	13,630

Consolidated allowance for loan loss		$162,139	185,947	187,862	177,597	187,218

Nonperforming Assets:
BankAtlantic		$438,923	464,865	410,542	343,693	324,226
Parent- Work out Sub		24,668	29,682	34,190	45,858	55,429

Consolidated nonperforming assets		$463,591	494,547	444,732	389,551	379,655

Consolidated Credit Quality Statistics
Allowance for loan losses to total loans	%	5.10	5.43	5.25	4.81	4.82
Allowance to nonaccrual loans	%	42.06	43.86	48.61	52.75	56.56
Provision to average loans	%	4.84	2.78	5.35	3.24	8.15
Nonperforming loans, gross to total assets	%	8.55	9.36	8.30	7.09	6.87
Nonperforming assets, gross to total assets	%	10.28	10.92	9.55	8.20	7.88

BankAtlantic Bancorp, Inc. and Subsidiaries

Reconciliation of GAAP Financial Measures to Non-GAAP Measures

Management uses non-GAAP financial measures to supplement its GAAP financial information and to provide additional useful measures in the evaluation of the Company's operating results and any related trends that may be affecting the Company's business. Management uses pre-tax core operating earnings to measure the Company's ongoing financial performance excluding items that are not currently controllable by management. Management uses book value per share and tangible book value per share to enable investors to compare these measures to the quoted market price of the Company's Class A common stock and to other companies in the industry. The return on average tangible equity and average tangible assets is used by management to measure the Company's effectiveness in its use of capital and assets, respectively, and to allow for comparison to other companies in the industry. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Reconciliation of loss from continuing operations before income taxes to pre-tax core operating earnings
	For the Three Months Ended					For the Years Ended
(in thousands)	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009	12/31/2010	12/31/2009
Loss from continuing operations before income taxes	$(48,056)	(25,147)	(51,250)	(20,431)	(84,186)	(144,884)	(221,239)
Costs associated with debt redemption	—	—	53	7	—	60	7,463
Provision for tax certificates	800	885	2,134	733	686	4,552	3,388
Loss (gain) on sale of real estate	663	(442)	1,490	(104)	(122)	1,607	(342)
Impairment, restructuring and exit activities	10,219	8,165	2,947	143	7,700	21,474	22,457
FDIC special assessment	—	—	—	—	—	—	2,428
Provision for loan losses	40,643	24,410	48,553	30,755	81,301	144,361	232,658

Non-GAAP pre-tax core operating earnings	$4,269	7,871	3,927	11,103	5,379	27,170	46,813

Reconciliation of equity to tangible book value per share
	As of
(in thousands)	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009
Equity	$14,744	64,082	77,466	119,611	141,571
Goodwill and core deposit intangibles	(14,569)	(14,877)	(15,186)	(15,494)	(15,817)
Other comprehensive loss	3,827	3,207	2,320	4,141	1,926

Tangible book value	$4,002	52,412	64,600	108,258	127,680
Common shares outstanding, period end	62,570,546	62,570,546	53,921,351	49,220,267	49,220,267
Book value per share	$0.24	1.02	1.44	2.43	2.88

Tangible book value per share - Non-GAAP	$0.06	0.84	1.20	2.20	2.59

Reconciliation of return on average assets and average equity to return on average tangible assets and average tangible equity
	For the Three Months Ended					For the Years Ended
(in thousands)	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009	12/31/2010	12/31/2009
Net loss from continuing operations	$(48,056)	(25,184)	(51,250)	(20,521)	(52,464)	(145,011)	(189,520)

Average total assets	4,530,195	4,548,342	4,615,740	4,743,738	4,893,840	4,608,746	5,263,364
Average goodwill and core deposit intangibles	(14,718)	(15,028)	(15,353)	(15,652)	(15,973)	(15,185)	(18,681)

Average tangible assets	4,515,477	4,533,314	4,600,387	4,728,086	4,877,867	4,593,561	5,244,683

Average equity	63,402	85,130	117,629	141,942	200,654	101,759	204,995
Average goodwill and core deposit intangibles	(14,718)	(15,028)	(15,353)	(15,652)	(15,973)	(15,185)	(18,681)
Other comprehensive loss	2,743	2,499	3,454	846	4,999	2,391	5,113

Average tangible equity	$51,427	72,601	105,730	127,136	189,680	88,965	191,427
Return on average assets from continuing operations	-4.24%	-2.21%	-4.44%	-1.73%	-4.29%	-3.15%	-3.60%

Return on average tangible assets from continuing operations - Non-GAAP	-4.26%	-2.22%	-4.46%	-1.74%	-4.30%	-3.16%	-3.61%

Return on average equity from continuing operations	-303.18%	-118.33%	-174.28%	-57.83%	-104.59%	-142.50%	-92.45%

Return on average tangible equity from continuing operations - Non-GAAP	-373.78%	-138.75%	-193.89%	-64.56%	-110.64%	-163.00%	-99.00%

BankAtlantic (Bank Operations Business Segment)

Summary of Selected Financial Data (unaudited)

(in thousands except percentages)	For the Three Months Ended						For the Years Ended
	12/31/2010		9/30/2010	6/30/2010	3/31/2010	12/31/2009	12/31/2010	12/31/2009

Statistics:
Average interest earning assets		$4,220,720	4,234,115	4,240,545	4,355,771	4,545,711	4,262,249	4,866,593
Average interest bearing liabilities		$3,177,611	3,189,179	3,220,458	3,383,776	3,494,040	3,242,045	3,901,672
Period end borrowings to deposits and borrowings	%	5.50	5.76	4.13	4.84	8.00	5.50	8.00
Efficiency ratio	%	105.60	91.87	94.05	77.86	96.82	91.92	88.44
Yield on interest earning assets	%	3.86	4.19	4.08	4.34	4.40	4.13	4.58
Cost of interest-bearing liabilities	%	0.62	0.65	0.78	0.99	1.13	0.76	1.53
Interest spread	%	3.24	3.54	3.30	3.35	3.27	3.37	3.05
Net interest margin	%	3.40	3.70	3.49	3.57	3.62	3.55	3.35
Non-GAAP Measures (Note 1)
Average tangible assets		$4,473,959	4,489,189	4,544,611	4,668,854	4,819,572	4,543,400	5,167,432
Average tangible equity		$319,982	338,712	356,572	367,220	425,344	345,403	398,607
Pre-tax core operating earnings		$8,323	13,922	9,078	15,774	10,428	47,097	69,211
Core operating efficiency ratio	%	86.12	78.95	85.65	76.71	84.70	81.68	76.35
Return on average tangible assets	%	(3.89)	(1.57)	(3.51)	(1.47)	(4.04)	(2.60)	(2.88)
Return on average tangible equity	%	(54.38)	(20.87)	(44.73)	(18.66)	(45.74)	(34.21)	(37.31)
Tangible capital to tangible assets	%	6.12	7.08	7.29	7.55	7.66
Earning assets repricing at period end:
Percent of earning assets that have fixed rates	%	45	45	47	48	48
Percent of earning assets that have variable rates	%	55	55	53	52	52
Regulatory capital ratios and statistics at period end
Total risk-based capital	%	11.90	12.59	12.86	12.86	12.56
Tier I risk-based capital	%	9.84	10.59	10.87	10.90	10.63
Core capital	%	6.22	7.17	7.36	7.51	7.58
Risk-weighted assets		$2,807,257	3,021,862	3,104,341	3,206,075	3,364,662
Adjusted total assets		$4,444,797	4,459,875	4,584,519	4,656,270	4,720,917

Note 1

See page 15 for a reconciliation of non-GAAP measures to GAAP financial measures.

BankAtlantic (Bank Operations Business Segment)

Condensed Statements of Operations (unaudited)

	For the Three Months Ended					For the Years Ended
(in thousands)	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009	12/31/2010	12/31/2009

Net interest income	$35,766	39,101	37,008	39,459	39,992	151,334	163,324
Provision for loan losses	40,145	23,012	43,634	32,034	82,523	138,825	214,244

Net interest income after provision for loan losses	(4,379)	16,089	(6,626)	7,425	(42,531)	12,509	(50,920)

Non-interest income
Service charges on deposits	14,080	15,214	15,502	15,048	17,940	59,844	75,739
Other service charges and fees	7,528	7,495	7,739	7,378	7,103	30,140	29,542
Securities activities, net	(34)	(543)	309	3,132	—	2,864	11,161
Other non-interest income	2,625	4,869	2,721	2,699	3,116	12,914	12,850

Total non-interest income	24,199	27,035	26,271	28,257	28,159	105,762	129,292

Non-interest expense
Employee compensation and benefits	20,028	22,475	24,254	24,374	26,229	91,131	103,209
Occupancy and equipment	12,996	13,263	13,745	13,581	14,269	53,585	58,574
Advertising and business promotion	2,333	1,917	2,121	1,934	2,254	8,305	8,395
Professional fees	5,638	4,942	4,220	2,565	4,542	17,365	12,574
Check losses	705	763	521	432	1,207	2,421	4,188
Supplies and postage	1,024	929	895	965	1,106	3,813	4,084
Telecommunication	632	697	655	529	842	2,513	2,464
Cost associated with debt redemption	—	—	53	7	—	60	7,463
Provision for tax certificates	800	885	2,134	733	686	4,552	3,388
(Gain) loss on sale of real estate	663	(442)	880	(104)	(122)	997	(342)
Impairment, restructuring and exit activities	10,219	8,099	2,247	143	7,700	20,708	22,457
FDIC special assessment	—	—	—	—	—	—	2,428
Other	8,286	7,228	7,790	7,562	7,274	30,866	29,917

Total non-interest expense	63,324	60,756	59,515	52,721	65,987	236,316	258,799

Loss from bank operations business segment before income taxes	(43,504)	(17,632)	(39,870)	(17,039)	(80,359)	(118,045)	(180,427)
Provision (benefit) for income taxes	—	37	—	90	(31,722)	127	(31,719)

Net loss from bank operations business segment	(43,504)	(17,669)	(39,870)	(17,129)	(48,637)	(118,172)	(148,708)
Less: net income attributable to noncontrolling interest	(259)	(225)	(239)	(208)	—	(931)	—

Net loss attributable to BankAtlantic	$(43,763)	(17,894)	(40,109)	(17,337)	(48,637)	(119,103)	(148,708)

BankAtlantic (Bank Operations Business Segment)

Condensed Statements of Financial Condition (unaudited)

	As of
(in thousands)	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009
ASSETS
Loans receivable, net	$3,009,771	3,218,097	3,361,772	3,480,198	3,655,396
Loans held for sale (lower of cost or fair value)	21,704	2,839	5,861	5,030	4,547
Investment securities and FHLB stock	133,371	150,035	189,120	137,189	159,742
Available for sale securities	424,360	446,591	275,065	243,779	320,322
Goodwill	13,081	13,081	13,081	13,081	13,081
Core deposit intangible asset	1,488	1,796	2,105	2,413	2,736
Assets held for sale	37,333	37,209	—	—	—
Other assets	828,060	615,828	764,278	806,311	599,298

Total assets	$4,469,168	4,485,476	4,611,282	4,688,001	4,755,122

LIABILITIES AND EQUITY
Deposits
Demand	$792,260	809,830	902,486	900,984	827,580
Savings	418,304	411,612	442,142	443,288	412,360
NOW	1,370,568	1,288,792	1,496,369	1,501,274	1,409,138
Money market	354,282	386,091	397,313	361,877	360,043
Certificates of deposit	616,454	601,956	749,948	840,017	960,559
Deposits held for sale	341,146	339,360	—	—	—

Total deposits	3,893,014	3,837,641	3,988,258	4,047,440	3,969,680
Advances from Federal Home Loan Bank	170,000	180,000	115,000	152,008	282,012
Short term borrowings	34,435	32,666	34,685	31,797	40,657
Long term debt	22,000	22,000	22,000	22,000	22,697
Liabilities held for sale	87	100	—	—	—
Other liabilities	62,526	81,452	100,904	66,574	61,175

Total liabilities	4,182,062	4,153,859	4,260,847	4,319,819	4,376,221
Equity	287,106	331,617	350,435	368,182	378,901

Total liabilities and equity	$4,469,168	4,485,476	4,611,282	4,688,001	4,755,122

BankAtlantic (Bank Operations Business Segment)

Average Balance Sheet - Yield / Rate Analysis

	For the Three Months Ended
	December 31, 2010			December 31, 2009
(in thousands)	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate

Loans:
Residential real estate	$1,270,095	15,344	4.83%	$1,600,027	20,100	5.02%
Commercial real estate	989,741	8,938	3.61	1,174,201	10,944	3.73
Consumer	635,564	4,748	2.99	700,254	5,158	2.95
Commercial business	137,950	2,263	6.56	148,931	1,806	4.85
Small business	304,406	4,758	6.25	312,485	4,989	6.39

Total loans	3,337,756	36,051	4.32	3,935,898	42,997	4.37
Investments	882,964	4,658	2.11	609,813	6,982	4.58

Total interest earning assets	4,220,720	40,709	3.86%	4,545,711	49,979	4.40%

Goodwill and core deposit intangibles	14,718			15,973
Other non-interest earning assets	253,239			273,861

Total Assets	$4,488,677			$4,835,545

Deposits:
Savings	$448,942	257	0.23%	$421,033	354	0.33%
NOW	1,476,258	1,569	0.42	1,312,073	2,093	0.63
Money market	406,781	465	0.45	372,080	624	0.67
Certificates of deposit	644,124	2,265	1.40	1,038,920	4,879	1.86

Total interest bearing deposits	2,976,105	4,556	0.61	3,144,106	7,950	1.00

Short-term borrowed funds	30,376	11	0.14	45,225	14	0.12
Advances from FHLB	149,130	144	0.38	282,015	1,782	2.51
Long-term debt	22,000	231	4.17	22,694	241	4.21

Total interest bearing liabilities	3,177,611	4,942	0.62	3,494,040	9,987	1.13
Demand deposits	924,021			844,053
Non-interest bearing other liabilities	55,088			61,130

Total Liabilities	4,156,720			4,399,223
Equity	331,957			436,322

Total liabilities and equity	$4,488,677			$4,835,545

Net interest income/ net interest spread		35,767	3.24%		39,992	3.27%

Margin
Interest income/interest earning assets			3.86%			4.40%
Interest expense/interest earning assets			0.46			0.87

Net interest margin			3.40%			3.53%

BankAtlantic (Bank Operations Business Segment)

Average Balance Sheet - Yield / Rate Analysis

	For the Years Ended
	December 31, 2010			December 31, 2009
(in thousands)	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate

Loans:
Residential real estate	$1,392,600	68,392	4.91%	$1,758,188	89,836	5.11%
Commercial real estate	1,043,261	39,758	3.81	1,204,005	46,746	3.88
Consumer	661,718	19,285	2.91	723,135	21,104	2.92
Commercial business	135,669	9,036	6.66	143,224	7,461	5.21
Small business	307,269	19,295	6.28	316,328	20,010	6.33

Total loans	3,540,517	155,766	4.40	4,144,880	185,157	4.47
Investments	721,732	20,259	2.81	721,713	37,890	5.25

Total interest earning assets	4,262,249	176,025	4.13%	4,866,593	223,047	4.58%

Goodwill and core deposit intangibles	15,185			18,681
Other non-interest earning assets	281,151			300,839

Total Assets	$4,558,585			$5,186,113

Deposits:
Savings	$441,286	1,112	0.25%	$436,169	1,612	0.37%
NOW	1,488,363	7,013	0.47	1,189,903	7,248	0.61
Money market	389,760	2,275	0.58	399,437	2,713	0.68
Certificates of deposit	758,000	12,111	1.60	1,192,012	30,311	2.54

Total deposits	3,077,409	22,511	0.73	3,217,521	41,884	1.30

Short-term borrowed funds	35,056	46	0.13	108,248	237	0.22
Advances from FHLB	107,455	1,209	1.13	553,146	16,522	2.99
Long-term debt	22,125	924	4.18	22,757	1,080	4.75

Total interest bearing liabilities	3,242,045	24,690	0.76	3,901,672	59,723	1.53
Demand deposits	903,122			809,900
Non-interest bearing other liabilities	55,221			62,343

Total Liabilities	4,200,388			4,773,915
Stockholder’s equity	358,197			412,198

Total liabilities and stockholder’s equity	$4,558,585			$5,186,113

Net interest income/net interest spread		151,335	3.37%		163,324	3.05%

Margin
Interest income/interest earning assets			4.13%			4.58%
Interest expense/interest earning assets			0.58			1.23

Net interest margin			3.55%			3.35%

BankAtlantic (Bank Operations Business Segment)

Allowance for Loan Loss and Credit Quality

(in thousands)	For the Three Months Ended					For the Years Ended
	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009	12/31/2010	12/31/2009
Allowance for Loan Losses

Beginning balance	$181,760	180,635	169,548	173,588	165,975	173,588	125,572

Charge-offs:
Residential real estate	(4,272)	(4,619)	(5,233)	(4,181)	(7,579)	(18,305)	(23,264)
Commercial real estate	(44,979)	(5,969)	(14,146)	(21,332)	(58,664)	(86,426)	(96,300)
Commercial business	(996)	—	—	—	—	(996)	(516)
Consumer	(7,009)	(9,881)	(11,822)	(10,771)	(8,307)	(39,483)	(40,236)
Small business	(2,409)	(2,402)	(2,225)	(837)	(1,738)	(7,873)	(9,105)

Total charge-offs	(59,665)	(22,871)	(33,426)	(37,121)	(76,288)	(153,083)	(169,421)

Recoveries:
Residential real estate	284	383	435	64	96	1,166	912
Commercial real estate	1,210	—	65	62	422	1,337	700
Commercial business	57	—	1	658	494	716	500
Consumer	300	294	254	194	205	1,042	587
Small business	126	307	124	69	161	626	494

Total recoveries	1,977	984	879	1,047	1,378	4,887	3,193

Net charge-offs	(57,688)	(21,887)	(32,547)	(36,074)	(74,910)	(148,196)	(166,228)
Transfer to held for sale	(2,907)	—	—	—	—	(2,907)	—
Provision for loan losses	40,144	23,012	43,634	32,034	82,523	138,824	214,244

Ending balance	$161,309	181,760	180,635	169,548	173,588	161,309	173,588

	As of
	12/31/2010		9/30/2010	6/30/2010	3/31/2010	12/31/2009
Credit Quality
Nonaccrual loans
Commercial real estate		$243,299	275,057	230,007	168,937	167,867
Consumer		14,120	13,282	13,818	14,428	14,451
Small business		10,879	10,995	12,248	10,971	9,338
Residential real estate		86,538	87,563	83,894	88,262	76,401
Commercial business		16,123	17,190	22,159	18,767	18,063

Total Nonaccrual loans		370,959	404,087	362,126	301,365	286,120
Nonaccrual tax certificates		3,636	2,761	2,836	1,495	2,161
Real estate owned		64,328	58,017	45,492	40,833	35,935
Other repossessed assets		—	—	88	—	10

Total nonperforming assets		$438,923	464,865	410,542	343,693	324,226

Allowance for loan losses to total loans	%	5.08	5.34	5.08	4.64	4.53
Allowance to nonaccrual loans	%	43.48	44.98	49.88	56.26	60.67
Provision to average loans	%	4.81	2.64	4.86	3.42	8.39
Annualized net charge-offs to average loans	%	6.91	2.51	3.62	3.85	7.61
Nonperforming loans to total assets	%	8.30	9.01	7.85	6.43	6.02
Nonperforming assets to total assets	%	9.82	10.36	8.90	7.33	6.82

BankAtlantic (Bank Operations Business Segment)

Delinquencies, Excluding Non-Accrual Loans, at Period-End

($ in thousands)	12/31/2010			9/30/2010		6/30/2010		3/31/2010		12/31/2009
Commercial real estate		$31		14,317		7,537		40,642		25,489
Consumer		12,405		12,004		13,181		14,858		15,173
Small business		2,712		2,927		4,182		3,891		2,714
Residential real estate		23,053		17,946		18,472		26,893		26,710
Commercial business		—		—		—		1,129		2,820

Total BankAtlantic		$38,201		47,194		43,372		87,413		72,906

	12/31/2010			9/30/2010		6/30/2010		3/31/2010		12/31/2009
Commercial real estate	%	0.00	*	1.43	*	0.72	*	3.85	*	2.28	*
Consumer	%	2.01		1.90		2.04		2.23		2.23
Small business	%	0.89		0.96		1.35		1.26		0.87
Residential real estate	%	1.88	**	1.37	**	1.32	**	1.83	**	1.72	**
Commercial business	%	—		—		—		0.84		1.80

Total BankAtlantic	%	1.20		1.39		1.23		2.40		1.91

*	Excludes $0, $12.0 million, $1.2 million, $0 and $8.7 million of Commercial Real Estate loans at December 31, September 30, June 30, 2010, March 31, 2010 and December 31,2009, respectively, which had matured and had been approved for renewal or forbearance but were not fully documented at period end. Including these loans, Commercial Real Estate delinquencies were 2.63%, .83%, and 3.07% and total BankAtlantic delinquencies would have been 1.75%, 1.26% and 2.14% at September 30, 2010, June 30, 2010 and December 31, 2009, respectively.
**	Includes $1.1 billion, $1.2 billion, $1.3 billion, $1.4 billion and $1.5 billion of purchased residential loans with delinquencies excluding non-accrual loans of 1.77%, 1.19%, 1.09%, 1.63% and 1.59% as of December 31, 2010, September 30, 2010, June 30, 2010, March 31, 2010 and December 31, 2009, respectively.

BankAtlantic (Bank Operations Business Segment)

Loan Provision & Allowance for Loan Losses

($ in thousands)	4Q 2010 Loan Provision	Allowance for Loan Losses	% of Reserves to Total Loans
Commercial real estate	$26,468	83,030	9.22%
Consumer	324	32,043	5.20
Small business	2,875	11,513	3.78
Residential real estate	5,955	23,937	1.96
Commercial business	1,615	10,786	8.18

Total BankAtlantic	$37,237	161,309	5.08%

BankAtlantic (Bank Operations Business Segment)

Reconciliation of GAAP Financial Measures to Non-GAAP Measures

Management uses non-GAAP financial measures to supplement its GAAP financial information and to provide additional useful measures in the evaluation of BankAtlantic’s operating results and any related trends that may be affecting BankAtlantic’s business. Management uses pre-tax core operating earnings to measure BankAtlantic’s ongoing financial performance excluding items that are not currently controllable by management. Management uses core expenses to measure expense reduction trends excluding items that are not currently controllable by management. The core operating efficiency ratio is used by management to measure the costs expended to generate a dollar of revenues excluding items that are not currently controllable by management. The return on average tangible equity and average tangible assets is used by management to measure BankAtlantic’s effectiveness in its use of capital and assets, respectively, and to allow for comparison to other companies in the industry. The tangible equity to tangible asset ratio is used by management to evaluate capital adequacy trends and to allow for comparison to other companies in the industry. Management uses the core deposit measure to assess trends relating to its lower cost deposit categories, which management believes may generally be more indicative of relationship deposits. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Reconciliation of loss from bank operations business segment before income taxes to pre-tax core operating earnings

	For the Three Months Ended					For the Years Ended
(in thousands)	12/31/2010	9/30/2010	6/30/2010	3/31/2009	12/31/2009	12/31/2010	12/31/2009
Loss from bank operations business segment before income taxes	$(43,504)	(17,632)	(39,870)	(17,039)	(80,359)	(118,045)	(180,427)
Costs associated with debt redemption	—	—	53	7	—	60	7,463
Provision for tax certificates	800	885	2,134	733	686	4,552	3,388
Loss (gain) on sale of real estate	663	(442)	880	(104)	(122)	997	(342)
Impairment, restructuring and exit activities	10,219	8,099	2,247	143	7,700	20,708	22,457
FDIC special assessment	—	—	—	—	—	—	2,428
Provision for loan losses	40,145	23,012	43,634	32,034	82,523	138,825	214,244

Non-GAAP pre-tax core operating earnings	$8,323	13,922	9,078	15,774	10,428	47,097	69,211

Reconciliation of non-interest expense to core expenses and calculation of core operating efficiency ratio

	For the Three Months Ended					For the Years Ended
($ in thousands)	12/31/2010	9/30/2010	6/30/2010	3/31/2009	12/31/2009	12/31/2010	12/31/2009
Non-interest expense	$63,324	60,756	59,515	52,721	65,987	236,316	258,799
Costs associated with debt redemption	—	—	(53)	(7)	—	(60)	(7,463)
Provision for tax certificates	(800)	(885)	(2,134)	(733)	(686)	(4,552)	(3,388)
Gain (loss) on sale of real estate	(663)	442	(880)	104	122	(997)	342
Impairment, restructuring and exit activities	(10,219)	(8,099)	(2,247)	(143)	(7,700)	(20,708)	(22,457)
FDIC special assessment	—	—	—	—	—	—	(2,428)

Core expenses	$51,642	52,214	54,201	51,942	57,723	209,999	223,405

Net interest income	35,766	39,101	37,008	39,459	39,992	151,334	163,324
Non-interest income	24,199	27,035	26,271	28,257	28,159	105,762	129,292

Total revenues	$59,965	66,136	63,279	67,716	68,151	257,096	292,616

Non-GAAP core operating efficiency ratio	86.12%	78.95%	85.65%	76.71%	84.70%	81.68%	76.35%

Reconciliation of return on average assets and average equity to return on average tangible assets and average tangible equity

	For the Three Months Ended					For the Years Ended
($ in thousands)	12/31/2010	9/30/2010	6/30/2010	3/31/2009	12/31/2009	12/31/2010	12/31/2009
Net loss from bank operations business segment	$(43,504)	(17,669)	(39,870)	(17,129)	(48,637)	(118,172)	(148,708)

Average total assets	4,488,677	4,504,217	4,559,964	4,684,506	4,835,545	4,558,585	5,186,113
Average goodwill and core deposit intangibles	(14,718)	(15,028)	(15,353)	(15,652)	(15,973)	(15,185)	(18,681)

Average tangible assets	4,473,959	4,489,189	4,544,611	4,668,854	4,819,572	4,543,400	5,167,432

Average equity	331,957	351,241	368,472	382,027	436,322	358,197	412,198
Average goodwill and core deposit intangibles	(14,718)	(15,028)	(15,353)	(15,652)	(15,973)	(15,185)	(18,681)
Other comprehensive loss	2,743	2,499	3,453	845	4,995	2,391	5,090

Average tangible equity	$319,982	338,712	356,572	367,220	425,344	345,403	398,607
Return on average assets from continuing operations	-3.88%	-1.57%	-3.50%	-1.46%	-4.02%	-2.59%	-2.87%

Return on average tangible assets from continuing operations - Non-GAAP	-3.89%	-1.57%	-3.51%	-1.47%	-4.04%	-2.60%	-2.88%

Return on average equity from continuing operations	-52.42%	-20.12%	-43.28%	-17.93%	-44.59%	-32.99%	-36.08%

Return on average tangible equity from continuing operations - Non-GAAP	-54.38%	-20.87%	-44.73%	-18.66%	-45.74%	-34.21%	-37.31%

Reconciliation of equity to total tangible capital; Total assets to total tangible assets; The calculation of tangible capital to tangible assets

	As of
($ in thousands)	12/31/2010	9/30/2010	6/30/2010	3/31/2009	12/31/2009
Equity	$287,106	331,617	350,435	368,182	378,901
Goodwill and core deposit intangibles	(14,569)	(14,877)	(15,186)	(15,494)	(15,817)

Total tangible capital	272,537	316,740	335,249	352,688	363,084

Total assets	4,469,168	4,485,476	4,611,282	4,688,001	4,755,122
Goodwill and core deposit intangibles	(14,569)	(14,877)	(15,186)	(15,494)	(15,817)

Total tangible assets	$4,454,599	$4,470,599	$4,596,096	$4,672,507	$4,739,305

Non-GAAP tangible capital to tangible assets	6.12%	7.08%	7.29%	7.55%	7.66%

Reconciliation of total deposits to core deposits

	As of
(in thousands)	12/31/2010	9/30/2010	6/30/2010	3/31/2009	12/31/2009
Total deposits	$3,893,014	3,837,641	3,988,258	4,047,440	3,969,680
Non-core deposits held for sale	(75,010)	(78,088)	—	—	—
Money market	(354,282)	(386,091)	(397,313)	(361,877)	(360,043)
Certificates of deposit	(616,454)	(601,956)	(749,948)	(840,017)	(960,559)

Core deposits	2,847,268	2,771,506	2,840,997	2,845,546	2,649,078

Parent Company Business Segment

Condensed Statements of Operations (unaudited)

	For the Three Months Ended					For the Years Ended
(in thousands)	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009	12/31/2010	12/31/2009
Net interest expense	$(3,716)	(3,792)	(3,579)	(3,485)	(3,501)	(14,572)	(14,962)
Provision (recovery) for loan losses	498	1,398	4,919	(1,279)	(1,222)	5,536	18,414

Net interest income after provision for loan losses	(4,214)	(5,190)	(8,498)	(2,206)	(2,279)	(20,108)	(33,376)

Non-interest income
Income from unconsolidated subsidiaries	335	293	237	189	145	1,054	487
Securities activities, net	—	(9)	3	6	1,274	—	19
Other	431	292	271	263	294	1,257	1,058

Non-interest income	766	576	511	458	1,713	2,311	1,564

Non-interest expense
Employee compensation and benefits	(160)	1,074	901	1,004	2,399	2,819	5,036
Advertising and business promotion	56	109	118	10	31	293	251
Professional fees	881	1,267	604	322	596	3,074	2,055
Loss on sale of real estate	—	—	610	—	—	610	—
Impairment of real estate owned	—	66	700	—	—	766	—
Other	328	385	460	308	235	1,481	1,658

Non-interest expense	1,105	2,901	3,393	1,644	3,261	9,043	9,000

Loss from parent company activities before income taxes	(4,553)	(7,515)	(11,380)	(3,392)	(3,827)	(26,840)	(40,812)
Provision (benefit) for income taxes	—	—	—	—	—	—	—

Net loss from parent company business segment	$(4,553)	(7,515)	(11,380)	(3,392)	(3,827)	(26,840)	(40,812)

Parent Company Business Segment

Condensed Statements of Financial Condition - Unaudited

	As of
(in thousands)	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009
ASSETS
Cash	$12,226	12,240	8,395	5,135	14,002
Securities	1,507	1,508	1,508	1,506	1,505
Investment in subsidiaries	313,319	359,368	379,776	413,759	423,529
Investment in unconsolidated subsidiaries	10,361	10,027	9,733	9,496	9,307
Other assets	945	1,635	2,430	2,329	4,017

Total assets	$338,358	384,778	401,842	432,225	452,360

LIABILITIES AND STOCKHOLDERS’ EQUITY
Subordinated debentures and notes payable	$322,385	318,802	315,160	311,707	308,334
Other liabilities	1,687	2,314	9,632	1,288	2,455

Total liabilities	324,072	321,116	324,792	312,995	310,789

Stockholders’ equity	14,286	63,662	77,050	119,230	141,571

Total liabilities and stockholders’ equity	$338,358	384,778	401,842	432,225	452,360

Parent Company Business Segment

Allowance for Loan Loss and Credit Quality

Parent Company and Work-out Subsidiary

(in thousands)	For the Three Months Ended					For the Years Ended
	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009	12/31/2010	12/31/2009
Allowance for Loan Losses

Beginning balance	$4,187	7,227	8,049	13,630	18,688	13,630	11,685
Net charge-offs	(3,741)	(4,438)	(5,741)	(4,302)	(3,836)	(18,222)	(16,469)
Transfer to held for sale	(114)	—	—	—	—	(114)	—
Provision (recovery) for loan losses	498	1,398	4,919	(1,279)	(1,222)	5,536	18,414

Ending balance	$830	4,187	7,227	8,049	13,630	830	13,630

	As of
	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009
Credit Quality
Total Loans - gross	$17,300	22,793	27,319	38,363	48,012

Nonaccrual loans	$14,508	19,916	24,358	35,326	44,897
Specific reserves	(830)	(4,187)	(7,227)	(8,049)	(13,630)

Nonaccrual loans, net	$13,678	15,729	17,131	27,277	31,267
Real estate owned	10,160	9,766	9,832	10,532	10,532

Total nonperforming assets	$23,838	25,495	26,963	37,809	41,799

BankAtlantic (Bank Operations Business Segment)

Supplemental Graphs

Fourth Quarter and Full Year 2010

Release Date: February 11, 2011

This information is preliminary, unaudited and based on data available at the time of the release.

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